Exhibit 10.16


                              EMPLOYMENT AGREEMENT


            This employment agreement ("Agreement") dated as of the 11th day of August, 1999, between Universal Heights, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, having its principal place of business at 2875 N.E. 191st Street, Suite 400A, Miami, Florida 33180 (the "Company"), and Bradley I. Meier, who resides at 19701 East Country Club Drive, Aventura, Florida 33180 ("Employee").


                               W I T N E S E T H:
                               ------------------


            WHEREAS, the Company is engaged in the investment and financial services industry; and

            WHEREAS, the Company is desirous of continuing to employ Employee to develop and run its investment and financial services activities, and Employee is desirous of continuing in such capacity; and

            WHEREAS, the Company and Employee desire to enter into this Agreement so that the rights, duties, benefits and obligations of each in respect of the employment of Employee for and by the Company will be fully set forth under the terms and conditions stated herein upon the execution hereof; and

            WHEREAS, the Board of Directors of the Company have approved the employment of Employee upon the terms and conditions set forth herein by a resolution issued by it, and have authorized the execution and delivery of this Agreement.

            NOW, therefore, in consideration of the mutual promises contained herein, including the extension of Employee's term of employment, and for other good and valuable consideration, the Company and Employee agree as follows:

            1.    EMPLOYMENT
                  ----------

            The Company hereby employs Employee in an Employee capacity, specifically as "President" and as the Company's "Chief Employee Officer." Employee hereby accepts such employment and agrees to perform the services and duties specified herein.

            2.    TERM
                  ----

            Subject to the terms and conditions herein, the term of the employment of Employee under this Agreement ("Term") is effective as of January 1, 1999 (the "Effective Date") and shall terminate on December 31, 2003, unless extended in accordance with this section or by written instrument executed by the Company after review and approval of such extension by the Board of Directors of the Company ("Expiration Date"). On the first anniversary of the Effective Date and on each subsequent anniversary date, the term of this Agreement shall be extended automatically for one (1) additional year unless one party provides written notice to the other no less than sixty (60) days prior to any such anniversary of the Effective Date that it does not wish to extend the term of this Agreement; in which event there shall be no extension of the Term on the anniversary date next following timely delivery of such written notice.



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

            3.    DISABILITY
                  ----------

            If, during the Term, Employee shall become unable to perform his duties as provided for herein by reason of illness or injury, for a consecutive period of three hundred sixty five (365) days, then the Company may, on thirty
(30) days written notice to Employee, terminate the officership held by Employee. In the event of such termination, Employee shall remain an employee of the Company and receive seventy (70%) percent of his compensation and all of his fringe benefits as set forth below in Articles 6 and 8, respectively.

            4.    TERMINATION FOR CAUSE
                  ---------------------

            This Agreement may be immediately terminated by the Company for "cause" at any time, upon written notice to Employee, after which all obligations of the Company to Employee shall thereupon cease. For the purposes of this Agreement, the term "cause" when used with reference to the termination of this Agreement, shall mean only any or all of the following:

                  (a) Employee's absence from his employment for any reason other than sickness or injury, at substantially all times during a period of ninety (90) consecutive days;

                  (b) Failure on the part of Employee to (i) follow material instructions or policy of the Board of Directors given or adopted in good faith, or (ii) carry out an agreed policy or course of action as determined by (a) the Board of Directors or (b) a committee of the Board of Directors, any or all of which is or may be to the detriment of the Company; or

                  (c) Willful misconduct or gross negligence of Employee in connection with the performance of his duties.

            5.    DUTIES
                  ------

                  (a) Employee shall perform the following duties in connection with his employment, all of which shall be subject to the paramount directions of the Board of Directors:

                        (i) To serve as "President" and to be the "Chief Employee Officer" of the Company; and

                        (ii) To assist the Company in its business affairs and develop and run its investment and financial services activities, as well as in the Company's dealings with other companies, its regulatory affairs, banking and other financial institutions and other groups and institutions; and

                        (iii) To undertake such specific assignments, consistent with his office and position, as may be given to him from time to time by the Board of Directors; and

                        (iv) To continue to serve as a director of the Company, and then as, if and when re-elected, to continue to serve as a director of the Company, and also if so elected, to serve as a director of any subsidiary or affiliate of the Company.

                  (b) Employee shall devote his best efforts and skills to the affairs of the Company, and to the performance of the duties set forth in this
Article 5, on a substantially full-time basis. Employee shall not participate in any outside business activity that will either (i) interfere with, or (ii) be a conflict of interest with the performance of Employee's duties, activities and employment pursuant to this Agreement. The foregoing notwithstanding, Employee


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

has disclosed to the Company his other outside business interests ("Outside Business Interests") which are listed on Schedule "1" hereto and the Company with this full knowledge has consented to Employee's continuance thereof. Moreover, the Company agrees to permit Employee to involve himself in other similar Outside Business Interests, on condition that they similarly be disclosed and are added to Schedule "1" prior to their being commenced. Employee may also invest his assets and manage, protect and support the profitability of such assets, as well as devote such reasonable time as is required by such Outside Business Interests, subject to the limitations set forth in this Section 5(b).

            6.    COMPENSATION
                  ------------

                  (a)   BASE SALARY
                        -----------

                        Employee shall receive from the Company, or any of its subsidiaries, for the discharge of Employee's duties and activities on behalf of the Company as provided for herein, an annual salary ("Base Salary") of two hundred fifty thousand dollars ($250,000.00), which shall be paid by the Company to Employee in equal and regular installments not less frequently than monthly, in accordance with the Company's policy for payment of Employee salaries and which shall be increased by five percent (5%) each year beginning with the first anniversary of the Effective Date.

                  (b)   ANNUAL BONUS
                        ------------

                        Employee shall receive an annual bonus of three (3%) percent of the Company's pre-tax income up to five million ($5,000,000) dollars, and four (4%) percent of the Company's pre-tax income over five million ($5,000,000) dollars, which shall be computed as at December 31 for each fiscal year commencing with the fiscal year ending December 31, 1999.

                  (c)   SIGNING STOCK OPTION BONUS
                        --------------------------

                        Upon the execution of an Employment Agreement dated May 1, 1997, Employee was granted one million five hundred thousand (1,500,000) options to purchase shares of Common Stock of the Company (the "Options"). The vesting schedule for the Options is as follows: (i) five hundred thousand ($500,000) on the date of the grant, (ii) five hundred thousand ($500,000) on the first anniversary of the grant and (iii) five hundred thousand ($500,000) on the second anniversary of the grant.

            7.    OPTIONS
                  -------

                  From time to time, the Company shall grant to Employee additional Options ("Future Options"). The Company shall enter into an option agreement for the issuance of such Future Options.

            8.    FRINGE BENEFITS
                  ---------------

                  In addition to the base compensation set forth in Articles 6 and 7 above, Employee shall be entitled to receive the following benefits:


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


                  (a) Any benefits under group hospitalization, health, dental care or sick leave plan, life or other insurance or death benefit plan, travel or accident insurance, or contingent compensation plan, or any other present or future plan, including any qualified retirement plan, for which any Employees are or shall become eligible. If Employee is not eligible for health benefits as described above, by reason of age, location or otherwise, then Employee shall be provided equivalent benefits determined at the election of the Company. Employee shall be eligible to receive the foregoing benefits during the five (5) year period following the termination of his employment under this Agreement; and

                  (b) An annual vacation of up to thirty (30) days, whether taken individually or consecutively ("Vacation Period"), at such time or times as shall be approved by the Company, and which approval shall not be unreasonably withheld. Full compensation shall be paid during any Vacation Period. Any portion of any Vacation Period not used within any year shall be accrued and will accumulate, and may be used by Employee at any time during his employment in accordance with the provisions of this Article 8. Employee at any time during the Term of this agreement or its renewal, may elect to convert to annual Base Salary ("Conversion") all or any portion of any accrued Vacation Period days(s), whether it accrued under the Term of this Agreement, or any renewal hereof, or any prior employment agreement. In the event Employee elects to effect a conversion, then the Conversion shall be pro rata based upon the number of days of Vacation Period as that bears to the then prevailing annual Base Salary, regardless of when the unused Vacation Period day(s) accrued. If Employee has not used all of his accrued and accumulated vacation time at the termination of his employment, then Employee may then elect to have his accrued and accumulated Vacation Period time converted to annual Base Salary, pro rata at the then prevailing Base Salary, regardless of when the unused vacation time accrued; and

                  (c) Employee may incur and shall be reimbursed for reasonable expenses that are related to the Company's business, including expenses for entertainment, travel and similar items ("Approved Reimbursable Expenses"). All such reimbursement of Approved Reimbursable Expenses shall be made within thirty
(30) days of receipt by the Company from Employee of an itemized account and if necessary proper substantiation of Approved Reimbursable Expenses. In order to facilitate the payment of the Approved Reimbursable Expenses, the Company shall furnish Employee with Company acquired credit cards as may be available to all other Employee officers of the Company; and

                  (d) Employee shall be given a private office with secretarial help and any and all reasonable facilities and services so as to be suitable with his position as President and Chief Employee Officer, and so as to assist in the performance of his duties and activities; and

                  (e) Employee shall be given an automobile allowance or automobile lease plan to the extent of seven thousand five hundred dollars ($7,500.00) per annum, paid in twelve (12) equal monthly installments, to be used to defray acquisition expense for a luxury automobile, and insurance and maintenance expenses for the automobile.

            9.    CHANGE IN CONTROL
                  -----------------

                  Notwithstanding any other provision to the contrary, the following provisions will govern in the event of a change in control as defined herein.

                  (a) A change in control shall be deemed to have occurred if, at any time, substantially all the assets of the Company shall have been sold or transferred by sale, merger or otherwise, or if any "person" (as such term is used in Sections 13(d) or 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the company representing fifty percent (50%) or more of the combined voting power of the then-existing outstanding securities of the Company.

                  (b) If a change in control occurs as defined in subsection 9(a) above, then the Company shall pay to Employee an amount equal to (i) forty-eight (48) months base salary and (ii) an amount equal two times any bonuses paid in respect of the preceding fiscal year.

                  (c) If a change in control occurs as defined in subsection 9(a) above, then all Future Options granted to Employee shall immediately vest and become exercisable. Such acceleration of the vesting of stock options shall be in addition to, and shall have no affect on, any payments accrued pursuant to subsection 9(b).

                  (d) If change in control occurs as defined in subsection 9(a) above, then the Company shall also pay to Employee an amount equal to the sum of
(x) excise taxes imposed on Employee under Section 4999 of the Code and (y) income taxes due from Employee with respect to the payment of the amount in subsection (x) above as well as the payment for income taxes under this subsection 9(d).

            10.   DISCLOSURE OF INFORMATION AND NON-COMPETITION
                  ---------------------------------------------

                  (a) Employee recognizes and acknowledges that during the course of his employment he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. During the Term of this Agreement and following termination of his employment hereunder, Employee will not disclose information, including any trade secrets or confidential information of the Company obtained during the course of his employment with the Company, except such information as may have become part of the public domain through no fault of Employee, which public domain determination shall only be made by the Company in a written acknowledgment made at the request of Employee, before Employee may be free to disclose any such claimed public domain information.

                  (b) During the Term of this Agreement, and for two (2) years thereafter, Employee will not, directly or indirectly, engage in any business enterprise or activity competitive with the business of the Company either as an employee, consultant, partner, shareholder, or in any other capacity. For the purposes of this covenant not to compete, a competing business enterprise will be deemed competitive only if such business enterprise conducts activities in the development of investments and financial services similar to the activities of the Company. Further, Employee agrees that he will not either during or within two (2) years subsequent to the termination of his employment, disturb, entice, hire or in any other manner attempt to persuade any employee, dealer, supplier or customer of the Company to discontinue its business relationship with the Company.

                  (c) The Employee and the Company acknowledge that it would be very difficult or impossible to measure the damages resulting from a breach of this Article 10, and that any such breach would cause immediate and irreparable harm. Therefore, in consequence of the foregoing, Employee hereby agrees that any breach or threatened breach by him of any provision of this Article 10 shall entitle the Company, in addition to any other legal remedies available to it, to obtain from any Court of competent jurisdiction a temporary and permanent injunction in order to enjoin such breach or threatened breach, without the necessity on the part of the Company, in any application for such injunctive relief to show immediate and irreparable harm, which would be a requirement of such an application absent this covenant waiving those requirements. Employee also covenants that the service of any papers to commence any legal proceedings, including proceedings to obtain injunctive relief, may be done by utilizing Federal Express in lieu of any other form of personal delivery of the process or orders of the Court and upon doing so the service and notice provisions for the commencement of legal proceedings shall be satisfied.

                  (d) Notwithstanding any other provision to the contrary, in the event of a change in control as defined in subsection 9(a) above, this
Article 10 will not apply.

            11.   DEATH DURING EMPLOYMENT
                  -----------------------

                  If Employee dies during the Term of his employment, then the Company shall pay to his estate compensation which would otherwise be payable to Employee for the shorter of (i) three (3) years from the date of his death, or
(ii) the period ending on the Expiration Date of this Agreement. Said sums shall be paid in accordance with written directions given by Employee to the Company, or lacking any such directions then to the surviving spouse of Employee, or if


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

there is no surviving spouse, then to his surviving children in equal shares, or if there are none, then to his estate.

            12.   PATENTS, COPYRIGHTS AND PROPRIETARY RIGHTS
                  ------------------------------------------

                  During the Term of his employment, all work product emanating directly and/or indirectly from Employee's duties and activities effected on behalf of the Company ("Work Product") shall be exclusively owned by the Company. If any such Work Product is the subject of an application for patent, copyright, trade mark or similar proprietary protection ("Application"), then regardless of the name of the person or entity submitting the Application, Employee hereby acknowledges the Company's exclusive rights in and to the Application for proprietary protection. If the Application results in the issuance of the requested proprietary protection, e.g., a patent or copyright, then Employee hereby acknowledges the Company's exclusive ownership therein, and Employee will execute any documents necessary to give effect and implement this ownership, including but not limited to an assignment of the Application and/or the issued proprietary protection.

            13.   NOTICES
                  -------

                  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and actually delivered, or if sent either by Federal Express, or postage prepaid, by certified mail, return receipt requested, with a copy by ordinary mail, to the addresses below:

As to Company:          Universal Heights, Inc.
                        2875 N.E. 191st Street, Suite 400A
                        Miami, Florida 33180

As to Employee:         Bradley I. Meier
                        19701 East Country Club Drive
                        Aventura, Florida 33180

or to such other address as either party shall designate by written notice to the other.

            14.   ASSIGNMENT
                  ----------

                  The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Employee acknowledges that the services to be rendered by him are unique and personal, and accordingly, he may not assign any of his rights, duties, obligations or benefits under this Agreement.

            15.   ENTIRE AGREEMENT
                  ----------------

                  This Agreement contains the entire agreement and understanding of the Company and Employee with respect to the subject matter hereof, and shall incorporate, merge and supersede all prior agreements and understandings between the Company and Employee, either oral or written, if any. No modification, change or amendment to this Agreement, shall be binding upon the Company or Employee unless the same is in writing, and signed by the party against whom enforcement of the modification, change or amendment is sought to be enforced.

            16.   MISCELLANEOUS
                  -------------

                  (a) This Agreement and the implementation of it shall be subject to and governed by the laws of the State of Florida, and any legal proceedings relating to (i) the interpretation or enforcement of any of the provisions of this Agreement, or (ii) any dispute relating to the employment relationship created by the Agreement, shall only be brought in the Circuit Court of the State of Florida, in and for the County of Dade.

                  (b) The Article headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

                  (c) The failure of any provision of this Agreement shall in no manner affect the right to enforce the remainder of this Agreement, and the waiver by either the Company or Employee of any breach of any provision of this Agreement shall not be construed to be a waiver by the Company or Employee of any succeeding breach of such provision or a waiver by such party of any breach of any other provision of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                                          Employee:

Witness:

                                          /s/ Bradley I. Meier
--------------------------                -------------------------------
                                          Bradley I. Meier



                                          UNIVERSAL HEIGHTS, INC.

Witness:

                                          /s/ Irwin Kellner
--------------------------                -------------------------------
                                          By: Irwin Kellner, Secretary




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


SCHEDULE 1
----------



                              OUTSIDE BUSINESS INTERESTS

As of execution date:





UNIVERSAL HEIGHTS, INC.



-----------------------------------
By:






-----------------------------------
Bradley I. Meier


Dated: ______________, ____







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